Exhibit 99.3

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Unaudited Interim Consolidated Financial Statements

As of June 30, 2008 and 2007

CONTENTS

Unaudited Interim Consolidated Balance Sheets

Unaudited Interim Consolidated Statements of Operations

Unaudited Interim Consolidated Statements of Cash Flows

Notes to the Unaudited Interim Consolidated Financial Statements

TAMALE SOFTWARE, INC AND SUBSIDIARY

INTERIM CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

		June 30	December 31
	Notes	2008	2007
ASSETS
Current assets:
Cash and cash equivalents		$262	$1,245
Accounts receivable, net of allowance for doubtful accounts of $0 at June 30, 2008 and December 31, 2007		1,260	1,196
Prepaid expenses and other current assets		161	272
Deferred costs		193	127
Inventory		301	286

Total current assets		2,177	3,126
Property and equipment, net		744	752
Notes receivable, related parties	5	249	177
Other intangibles, net		—	61
Other assets		472	459

Total assets		$3,642	$4,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable		$97	$153
Accrued liabilities	6	489	928
Deferred revenue		2,440	1,902

Total current liabilities		3,026	2,983
Other long-term liabilities		66	58

Total liabilities		3,092	3,041

Commitments and contingencies	4

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value: 401 shares authorized; 401 issued and outstanding at June 30, 2008 and December 31, 2007 (liquidation preference of $5,415 at June 30, 2008 and December 31, 2007)		—	—
Series B convertible preferred stock, $0.001 par value: 464 shares authorized; 264 issued and outstanding at June 30, 2008 and December 31, 2007 (liquidation preference of $5,535 at June 30, 2008 and December 31, 2007)		—	—
Common stock, $0.001 par value: 2,814 shares authorized; 1,521 and 1,508 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively		2	2
Subscription receivable		(251)	(251)
Additional paid-in capital		13,485	13,011
Accumulated deficit		(12,686)	(11,228)
Total stockholders’ equity		550	1,534

Total liabilities and stockholders’ equity		$3,642	$4,575

The accompanying are an integral part of these interim consolidated financial statements.

TAMALE SOFTWARE, INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Six Months Ended June 30
	2008	2007
Revenues:
Software license, consulting, and support	$4,440	$2,737
Hardware	438	185

Total revenues	4,878	2,922

Cost of revenues:
Software license, consulting, and support	1,484	1,118
Hardware	236	139

Total cost of revenues	1,720	1,257

Gross profit	3,158	1,665

Operating expenses:
Selling and marketing	1,140	855
General and administrative	1,014	1,147
Research and development	2,480	1,628

Total operating expenses	4,634	3,630

Operating loss	(1,476)	(1,965)

Interest income	18	107

Net loss	$(1,458)	$(1,858)

The accompanying are an integral part of these interim consolidated financial statements.

TAMALE SOFTWARE, INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30
	2008	2007
Cash flows from operating activities:
Net loss	$(1,458)	$(1,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	190	359
Depreciation and amortization	121	60
Changes in operating assets and liabilities:
Accounts receivable	(64)	(482)
Prepaid and other assets	78	(345)
Accounts payable	(56)	114
Accrued liabilities	(182)	(215)
Deferred revenues	538	592

Net cash used in operating activities	(833)	(1,775)

Cash flows from investing activities:
Purchases of property and equipment	(113)	(150)

Net cash used in investing activities	(113)	(150)

Cash flows from financing activities:
Issuance of notes receivable, related parties	(72)	(78)
Proceeds from exercise of stock options	35	1

Net cash used in financing activities	(37)	(77)

Net decrease in cash and cash equivalents	(983)	(2,002)
Cash and cash equivalents at beginning of period	1,245	5,623

Cash and cash equivalents at end of period	$262	$3,621

During the six months ended June 30, 2008 and 2007, interest and taxes paid have not been material.

The accompanying are an integral part of these interim consolidated financial statements.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1—Basis of Presentation

The consolidated financial statements include the accounts of Tamale Software, Inc. (“Tamale” or the “Company”) and its wholly owned subsidiary. All inter-company balances and transactions have been eliminated.

Tamale has prepared these unaudited consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to interim financial information. Certain information and footnote disclosures included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in these interim statements pursuant to such SEC rules and regulations. These interim financial statements are prepared on the same basis and should be read in conjunction with the audited financial statements and related notes included in Tamale’s consolidated financial statements for the year ended December 31, 2007. Interim results are not necessarily indicative of the results to be expected for the full year, and no representation is made thereto.

These consolidated financial statements include all adjustments necessary to state fairly the financial position and results of operations for each interim period shown. All such adjustments occur in the ordinary course of business and are of a normal, recurring nature.

Note 2—Recent Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the six months ended June 30, 2008, as compared to the recent accounting pronouncements described in Tamale’s consolidated financial statements for the fiscal year ended December 31, 2007, that are of significance or potential significance, to the Company.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company does not expect SFAS 162 to have a material impact on its consolidated financial statements.

Note 3—Stock-Based Compensation

SFAS 123(R), Share-Based Payment, requires nonpublic companies that used the minimum value method in SFAS 123, Accounting for Stock-Based Compensation, for either recognition or pro forma disclosures to apply SFAS 123(R) using the prospective-transition method. As such, the Company will continue to apply Accounting Principles Board (APB) Opinion 25, Accounting for Stock Issued to Employees, in future periods to equity awards outstanding at the date of SFAS 123(R)’s adoption that were measured using the minimum value method.

Effective with the adoption of SFAS 123(R) on January 1, 2006, the Company elected to use the Black-Scholes option pricing model to determine the weighted-average fair value of options granted. In accordance with SFAS 123(R), the Company recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends.  The Company does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated in accordance with Staff Accounting Bulletin No. 107 and 110 (“SAB 107 and 110”) using historical volatilities of similar public entities.  The expected life of the awards is estimated based on the simplified method, as defined in SAB 107 and 110. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards.  The dividend yield assumption is based on history and expectation of paying no dividends.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense recognized in the financial statements is based on awards that are ultimately expected to vest.

The fair value of stock options was measured with the following weighted average assumptions:

	Six Months Ended June 30
	2008	2007

Expected volatility	68%	44%
Weighted-average risk-free interest rate	3.01%	4.55% - 4.85%
Expected dividend yield	0%	0%
Expected term (in years)	7.0	3.5

The Company recorded stock-based compensation expense of $190,000 and $359,000 for the six months ended June 30, 2008 and 2007, respectively. The expense was included in the consolidated statements of operations in the following accounts (in thousands):

	Six Months Ended June 30
	2008	2007

Cost of revenues	$10	$6
Selling and marketing	36	141
General and administrative	107	199
Research and development	37	13

Total stock-based compensation	$190	$359

As of June 30, 2008, there was $922,000 of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.0 years.

The following is a summary of the stock option activity during the six months ended June 30, 2008:

					Weighted
					Average
					Exercise
	Number of				Price
	Options	Exercise Price Range			Per Share

Outstanding at December 31, 2007	342,038	$0.001	-	$18.00	$7.36
Granted	21,800			$18.00	18.00
Exercised	(13,020)	$0.001	-	$10.40	2.71
Forfeited	(15,585)			$10.40	10.40

Outstanding at June 30, 2008	335,233	$0.001	-	$18.00	$7.51

Exercisable at June 30, 2008	165,488	$0.001	-	$10.40	$2.23

The weighted average grant date fair value of stock options granted during the six months ended June 30, 2008 was $5.98. The cash received from option exercises during the six months ended June 30, 2008 was $35,000.  The intrinsic value of options exercised during the six months ended June 30, 2008 was $199,000.

The following table summarizes information about stock options that are vested or expected to vest at June 30, 2008.

	Outstanding Options
		Weighted-
		Average		Exercisable Options
		Remaining	Weighted		Weighted
		Contractual	Average		Average
Exercise	Number	Life	Exercise	Number	Exercisable
Price	Outstanding	(in years)	Price	Exercisable	Price

$0.001	95,570	4.09	$0.001	95,570	$0.001
$3.25	39,308	6.81	$3.25	33,682	$3.25
$3.50	9,000	7.50	$3.50	5,995	$3.50
$6.50	47,070	8.07	$6.50	15,676	$6.50
$7.15	13,598	8.07	$7.15	4,528	$7.15
$10.40	30,139	8.83	$10.40	10,037	$10.40
$18.00	100,548	9.47	$18.00	—	$—

	335,233	5.13	$8.09	165,488	$2.23

Note 4—Commitments and Contingencies

Operating Leases

The Company leases certain office facilities under noncancelable operating lease agreements that expire at various dates through June 2012.  The Company leases its UK office facility under a cancelable lease that can be cancelled in June 2010. Tamale has subleased one of its offices in San Francisco through the end of its lease term on December 31, 2008. As of June 30, 2008, Tamale’s remaining operating lease commitments through 2012 were approximately $1.4 million.

Indemnifications

As permitted or required under Delaware law and to the maximum extent allowable under that law, Tamale has certain obligations to indemnify its current and former officers and directors for certain events or occurrences while the officer or director is, or was serving, at Tamale’s request in such capacity. These indemnification obligations are valid as long as the director or officer acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The maximum potential amount of future payments Tamale could be required to make under these indemnification obligations is unlimited; however, Tamale has a director and officer insurance policy that mitigates its exposure. Tamale believes the estimated fair value of these indemnification obligations is minimal.

Note 5—Notes Receivable, Related Parties

In 2006, the Company entered into a promissory note with an employee to loan funds on an ongoing basis up to $288,000. The promissory note has an interest rate of 4.90%. As of June 30, 2008, no interest has been paid. The principal and accrued interest on the promissory note will be due on December 1, 2016. As of June 30, 2008 and December 31, 2007, the balance of the promissory note was $240,000 and $168,000 at June 30, 2008 and December 31, 2007, respectively.  Accrued interest on the promissory note was $9,000 and $4,000 at June 30, 2008 and December 31, 2007, respectively.

Note 6—Balance Sheet Detail

The following is a summary of accrued liabilities (in thousands):

	June 30	December 31
	2008	2007

Sales tax payable	$192	$154
Accrued expenses	170	391
Accrued vacation	127	383

Total accrued liabilities	$489	$928

Note 7—Fair Value Measurements

Effective January 1, 2008,Tamale implemented SFAS 157, “Fair Value Measurement”, for the Company’s financial assets and liabilities that are measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.  In accordance with the provisions of FSP No. FAS 157-2, “Effective Date of FASB Statement No. 157”, the Company has elected to defer implementation of FAS 157 as it relates to non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009. The Company is evaluating the impact, if any, this will have on the Company’s non-financial assets and liabilities.

The adoption of SFAS 157 to the Company’s financial assets and liabilities and non-financial assets and liabilities that are measured and reported at fair value at least annually did not have an impact on the Company’s financial results.

SFAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, SFAS 157 establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level Input	Input Definition

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II	Inputs other than quoted prices included in Level I that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining inputs and determining fair value.  As of June 30, 2008 and December 31, 2007, the Company does not have any financial assets or liabilities that require measuring at fair value.

Note 8—Subsequent Events

On July 18, 2008, the Company entered into a Letter of Intent (LOI) to be acquired by Advent Software, Inc. (“Advent”). The LOI is subject to an agreed-upon final purchase price, financing, and customary due diligence. Additionally the Company signed a promissory note with Advent for $1.0 million. Interest on the promissory note accrues at 4.09% and is due on the maturity date. The maturity date of the promissory note is dependent on certain factors, as defined in the agreement.

On October 1, 2008, Tamale was acquired by Advent pursuant to an Agreement and Plan of Reorganization (the “Agreement”), by and among the Advent, Tenor Corporation, a Delaware corporation and a wholly-owned subsidiary of Advent (“Merger Sub”), Tenor LLC, a Delaware limited liability company and wholly-owned subsidiary of Advent (“Merger LLC”), and, with respect to Article VII, Article VIII and Article IX thereof only, Robert E. Richards, Jr. as stockholder representative of Tamale and U.S. Bank National Association as escrow agent.  Pursuant to the Agreement Merger Sub merged with and into Tamale (the “First Merger”), and the surviving corporation from the First Merger merged with and into Merger LLC.

The total consideration paid by Advent in connection with the acquisition was approximately $28 million in cash and approximately 906,000 shares of the Advent’s common stock, of which approximately $28 million in cash and approximately 680,000 shares of common stock were paid on the closing date.  Approximately 226,000 shares of Advent’s common stock was placed into escrow for approximately one year following the closing to be held as security for losses incurred by Advent in the event of certain breaches of the representations and warranties contained in the Agreement or certain other events.  All options to acquire shares of Tamale common stock were either exercised or cancelled.